Exhibit 99.1

Myomo Reports Third Quarter 2026 Financial and Operating Results

Record revenue of $12.3 million, increased 22% year over year

Progress on four success pillars, including 54% of revenue from recurring patient sources

Narrowing full-year revenue guidance to $46-47 million, at the upper end of previous guidance

Conference call begins at 4:30pm Eastern time today

BURLINGTON, Mass. (November 9, 2026) – Myomo, Inc. (NYSE American: MYO)(“Myomo” or the “Company”), a wearable medical robotics platform company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today reported financial results for the three and nine months ended September 30, 2026.

“The focus on our four success pillars helped deliver record revenue and solid operating leverage in the quarter, resulting in breakeven Adjusted EBITDA and sequentially lower cash burn", said Paul R. Gudonis, Chairman and Chief Executive Officer of Myomo. “Third quarter revenue places us on track to achieve the midpoint or better of our raised guidance from last quarter. In addition, I am pleased to report that our MyoConnect program now exceeds 500 referral locations in the U.S., helping to drive revenue from recurring sources.”

Success Pillar Accomplishments:

•
Shift to Recurring Patient Sources: 54% of third quarter revenue was derived from recurring patient sources, such as provider referrals, orthotic and prosthetic (O&P) partners and the Department of Veteran’s Affairs (VA), up from 33% in the third quarter of 2025. The Company's MyoConnect program has obtained referrals from more than 500 rehabilitation facilities and therapy centers since its inception a year ago.
•
Added New Chief Commercial Officer: Mary-Katherine (“Katie”) McClure joined the Company in October as Chief Commercial Officer to lead this evolution of the Company’s go-to-market strategy and expand the network of recurring patient sources. Ms. McClure was previously a sales executive at Inspire Medical, where she grew sales in her territories from $2 million to $150 million during her tenure. Her initial focus is on organizing and building the Company’s commercial operations team to drive additional revenue growth.
•
Increase Market Access with Additional Payer Contracts: New payer contracts are in progress covering an additional 35 million lives. In addition, we have completed Medicaid enrollments in seven states, with additional states in progress.
•
Demonstrate Operating Leverage: Revenues increased 22% year-over-year, while operating expenses increased by 6%. In addition, gross margin expanded by 750 basis points year-over year, contributing to breakeven Adjusted EBITDA in the third quarter.
•
Invest in Product Development and Clinical Research: The randomized controlled trial underway at the University of Utah has enrolled 35 of a planned 50 subjects. Additions to our mobility robotics platform, including the MyoPro3 and the hand-only product for the German market, continued to make progress in the quarter.

Results of Key Operating Metrics:

•
Expanded in-network access and higher quality patient referrals improved order rates, resulting in a record 258 orders in the third quarter, an increase of 13% year over year.
•
Added 600 patients to the pipeline in the third quarter, with 18% generated by MyoConnect direct billing referrals.
•
Average selling price (“ASP”) was approximately $55,500, up 2% vs. the prior year.

Financial Results

	For the Three Months Ended September 30,		Period- to-Period Change		For the Nine Months Ended September 30,		Period- to-Period Change
	2026	2025	$	%	2026	2025	$	%
Revenue	$12,330,517	$10,090,699	$2,239,818	22%	$34,148,370	$29,574,746	4,573,624	15%
Cost of revenue	3,540,423	3,648,451	(108,028)	(3)%	10,014,121	10,470,696	(456,575)	(4)%
Gross profit	$8,790,094	$6,442,248	$2,347,846	36%	$24,134,249	$19,104,050	$5,030,199	26%
Gross margin %	71.3%	63.8%		7.5%	70.7%	64.6%		6.1%

Revenue: Revenue for the third quarter of 2026 was $12.3 million, up 22% compared with the third quarter of 2025, reflecting a 19% increase in the number of revenue units, combined with a 2% increase in ASP. Myomo recognized revenue on 222 MyoPro units in the quarter.

Gross Margin: Gross margin for the third quarter of 2026 was 71.3%, compared with 63.8% for the third quarter of 2025. The increase was driven primarily by the higher ASP, the impact of material cost reductions and higher volume, which improved the absorption of fixed costs, partially offset by higher clinical costs classified to cost of goods sold.

Operating Expenses: Operating expenses for the third quarter of 2026 were $10.5 million, an increase of 6% compared with the third quarter of 2025. The increase was primarily due to higher research and development spending resulting from the randomized controlled trial at the University of Utah and higher general and administrative expenses, driven by higher payroll and legal expense.

Operating and Net Loss: Operating loss for the second quarter of 2026 was reduced by half to $1.7 million, compared with an operating loss of $3.5 million for the third quarter of 2025. Net loss, including a non-cash charge of $1.8 million for the mark-to-market of our derivative liabilities, was $4.2 million, or $0.10 per share for the third quarter of 2026, compared with $3.7 million, or $0.09 per share, for the third quarter of 2025.

Adjusted EBITDA: The Company generated breakeven Adjusted EBITDA for the third quarter of 2026, compared with a loss of $2.7 million for the third quarter of 2025. A reconciliation of GAAP net loss to this non-GAAP financial measure appears below.

Cash, Cash Equivalents and Cash Flows: Cash, cash equivalents and short-term investments as of September 30, 2026, were $11.9 million. Cash used in operating activities was $1.3 million for the third quarter of 2026, compared with $1.8 million in the third quarter of 2025. The change in cash, cash equivalents and short-term investments in the third quarter of 2026 was a decrease of $1.5 million.

Business Outlook

"We raised our full year revenue guidance last quarter, and today we are updating that revenue guidance to be in the upper half of that range,” aid Mr. Gudonis. "We also reiterate our full year operating leverage expectation, and we continue to expect cash burn to be less than $2 million during the second half of the year," added Mr. Gudonis.

Conference Call and Webcast

Myomo will hold a conference call today at 4:30 p.m. Eastern time to discuss these results and answer questions. Participants are encouraged to pre-register for the call at this link. Callers who pre-register will receive a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time up to and after the start of the call. Those unable to pre-register may participate by dialing 844-707-6932 (U.S.) or 412-317-9250 (International). A webcast of the call will also be available at Myomo’s Investor Relations page at https://ir.myomo.com/.

A replay of the webcast will be available beginning approximately one hour after the completion of the live conference call at https://ir.myomo.com/. A dial-in replay of the call will be available until November 23, 2026 at 855-669-9658 (U.S./Canada toll-free) or 412-317-0088 (International), with passcode 9817088.

Non-GAAP Financial Measures

Myomo is providing financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Myomo believes the use of this non-GAAP financial measure provides supplementary information for investors to use in evaluating operating performance and in comparing Myomo’s financial measures with other companies in its industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is EBITDA adjusted for stock-based compensation expense. This non-GAAP financial measure is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with GAAP financial measures. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury or other neuromuscular disease or injury. It is currently the only marketed device in the U.S. that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Burlington, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for full year 2026 revenue and operating leverage, and cash burn in the second half of 2026, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

•
our ability to obtain sufficient reimbursement from third-party payers for our products;

•
our dependence on external sources for the financing of our operations;
•
our ability to scale the business to achieve positive cash flow from operations;
•
our revenue concentration with patients who carry Medicare Part B;
•
our ability to continue normal operations and patient interactions without supply chain disruption in order to deliver and fit our custom-fabricated devices;
•
our marketing and commercialization efforts;
•
our ability to obtain and maintain our strategic collaborations and to realize the intended results of such collaborations;
•
our expectations as to our product development programs, including improving our existing products and developing new products;
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our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;
•
our expectations as to our clinical research program and clinical results;
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our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;
•
our ability to gain and maintain regulatory approvals;
•
our ability to compete and succeed in a highly competitive and evolving industry; and
•
general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material or adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

Myomo:

ir@myomo.com

Alliance Advisors IR:

Vivian Cervantes

vcervantes@allianceadvisors.com

973-873-7724

(Tables follow)

MYOMO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$12,330,517	$10,090,699	$34,148,370	$29,574,746

Cost of revenue	3,540,423	3,648,451	10,014,121	10,470,696
Gross profit	8,790,094	6,442,248	24,134,249	19,104,050
Operating expenses:
Research and development	1,809,544	1,527,660	5,153,167	5,319,015
Selling, clinical and marketing	5,119,483	5,254,246	15,200,332	14,883,936
General and administrative	3,584,631	3,177,856	10,915,852	10,529,188
	10,513,658	9,959,762	31,269,351	30,732,139

Loss from operations	(1,723,564)	(3,517,514)	(7,135,102)	(11,628,089)

Other expense (income), net
Interest expense (income), net	559,772	9,743	1,600,212	(288,797)
Change in fair value of derivative liabilities	1,845,549	—	2,206,211	—
	2,405,321	9,743	3,806,423	(288,797)
Loss before income taxes	(4,128,885)	(3,527,257)	(10,941,525)	(11,339,292)
Income tax expense	103,874	135,658	321,993	420,654
Net loss	$(4,232,759)	$(3,662,915)	$(11,263,518)	$(11,759,946)

Weighted average number of common shares outstanding:
Basic and diluted	43,570,260	42,168,120	42,850,337	41,737,724
Net loss per share attributable to common stockholders
Basic and diluted	$(0.10)	$(0.09)	$(0.26)	$(0.28)

MYOMO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,099,159	$14,132,027
Short-term investments	847,027	4,261,782
Accounts receivable, net	5,922,058	4,096,327
Inventories	3,096,156	3,123,089
Prepaid expenses and other current assets	2,534,715	1,943,860
Total Current Assets	23,499,115	27,557,085
Restricted cash	575,000	575,000
Operating lease assets with right of use	6,328,660	6,679,349
Equipment, net	1,734,570	2,212,901
Software development costs, net	1,651,534	1,590,864
Other assets	15,997	21,374
Total Assets	$33,804,876	$38,636,573
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	6,856,572	5,819,767
Current operating lease liability	835,026	494,662
Income taxes payable	879,505	813,260
Deferred revenue	139,094	218,222
Warrant derivative liability	1,772,084	999,418
Current portion long term debt, net of discount of $295,486	1,787,848	—
Total Current Liabilities	12,270,129	8,345,329
Non-current operating and financing lease liability	7,129,485	7,665,622
Long-term debt, net of discount of $1,994,528	11,654,570	11,222,155
Total Liabilities	31,054,184	27,233,106
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock	—	—
Common stock	4,005	3,847
Additional paid-in capital	132,515,632	129,929,989
Accumulated other comprehensive income	189,459	164,517
Accumulated deficit	(129,951,940)	(118,688,422)
Treasury stock, at cost	(6,464)	(6,464)
Total Stockholders’ Equity	2,750,692	11,403,467
Total Liabilities and Stockholders’ Equity	$33,804,876	$38,636,573

MYOMO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30,	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,263,518)	$(11,759,946)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,081,785	596,091
Stock-based compensation	2,956,308	1,519,083
Accretion of discount on short-term investments	(86,917)	(24,708)
Bad debt expense	—	155,422
Inventory Reserves	—	32,558
Amortization of right-of-use assets	548,059	714,379
Amortization of deferred offering cost	786,718	91,051
Change in fair value of derivative liabilities	2,206,211	—
Other non-cash charges	(61,004)	49,924
Changes in operating assets and liabilities:
Accounts receivable	(1,687,600)	(1,111,217)
Inventories	7,279	(1,018,876)
Prepaid expenses and other current assets	(603,735)	(956,856)
Other assets	—	6,514
Accounts payable and accrued expenses	1,045,809	(1,899,337)
Operating lease liabilities	(393,142)	190,756
Deferred revenue	(79,128)	51,636
Income taxes payable	94,554	(7,429)
Net cash used in operating activities	(5,448,321)	(13,370,955)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,847,828	(2,463,748)
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(370,656)	3,913,494
Effect of foreign exchange rate changes on cash	(61,719)	102,394

Net change in cash, cash equivalents and restricted cash	(3,032,868)	(11,818,815)

Cash, cash equivalents and restricted cash, beginning of period	14,707,027	24,747,373

Cash, cash equivalents and restricted cash, end of period	$11,674,159	$12,928,558

MYOMO, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net loss	$(4,232,759)	$(3,662,915)	$(11,263,518)	$(11,759,946)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense (income), net	559,772	9,743	1,600,212	(288,797)
Depreciation and amortization expense	405,656	246,850	1,081,785	596,091
Stock-based compensation	1,316,395	583,991	2,956,308	1,519,083
Change in fair value of derivative liabilities	1,845,549	—	2,206,211	—
Income tax expense	103,874	135,658	321,993	420,654
Adjusted EBITDA	$(1,513)	$(2,686,673)	$(3,097,009)	$(9,512,915)

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